Message To Our Shareholders

March 25, 2002

To Our Shareholders:

    I am delighted to report to you that, in 2001, we had record earnings for the seventh consecutive year. This is very positive since the year may have been the most challenging of those seven. Eleven rate decreases by the Federal Reserve, a slowing national and regional economy and the tragedies of September 11 highlight the issues we faced last year. But we were successful by continuing our on-going strategies to promote relationship banking.

    We strongly believe that success for a community bank is realized through building and maintaining relationships. We also believe that we build and maintain these relationships through commitment. We focus our commitment in four areas: commitment to our communities; commitment to our customers; commitment to our employees and (last, but not least) our commitment to you, our shareholders.

Commitment to our Communities

    As a community bank organization, we are impacted positively by good news within our community or negatively by bad news. We cannot rely on growth and good news in other parts of our state or nation. As go our communities, so ultimately goes our corporation. Therefore, we must do two things. First, we must look to expansion opportunities that put us in multiple market areas, thereby increasing our growth potential while also spreading our market risk. Secondly, we must provide positive leadership to our market communities.

    During this past year, we continued to expand our market area. The opening of our office in South Boston moved us into the Halifax County market and we are well pleased with our first year of operation there. In the fall, we announced the addition of an office in southern Henry County, which opened this month.

    Our leadership to our market communities is both corporate and individual. We encourage our employees to be involved in the communities where they work and live. Thousands of volunteer hours are given by our employees each and every year. We believe that we as a corporate citizen must be a "pacesetter" with our investment of time and financial resources. We consider these not to be contributions, but rather investments that pay dividends to the community and to our corporation.

Commitment to our Customers

    Last year I told you that we had to be "high tech" and "high touch" in our dealings with our customers. To develop and maintain relationships with our customers, we must identify and respond to their changing needs and expectations.

    We continue to balance the cost of technology with customer expectations for expanded services. During 2001, we added internet banking and I encourage you to visit AmeriLink on our web site at www.amnb.com. We also began check imaging, which improves our delivery of customer service. This year our plans call for us to assimilate and maximize our current technology, including document imaging, so we can more effectively and efficiently serve our customers.

    We also have worked to retain our local, responsive decision-making. As we expand our market area geographically, it becomes incumbent upon us to make sure our customers have relationship officers who can handle their needs and expectations promptly and efficiently. We want to cultivate long-term relationships with our customers so they will look to us as their primary and preferred provider of financial services.

    We continued to experience significant growth during 2001. Our assets increased by 5.8% to over $572 million while our deposits grew by 8.8%.

    We increased our loan portfolio by 10.5% while retaining excellent credit standards. Our asset quality continued to exceed industry standards, with 2001 net charge-offs at 0.12% of average net loans and non-performing loans at 0.21% of net loans at December 31, 2001. The allowance we set aside for possible loan losses remains very strong, equaling 1.42% of total loans at year-end.

Commitment to our Employees

    To be successful as a community bank organization, we must have dedicated, qualified and motivated employees who walk and talk the corporate culture of "Quality Sales – Quality Service". We must focus on hiring, retaining, training and adequatelycompensating quality staff members. We ask for the assistance of our internal and external customers in recognizing our employees for quality sales-quality service (QSQS). Each month we recognize an "employee of the month" and each fall an outside committee selects one of our employees to win our "Disney Award", which recognizes the employee who best exemplifies our commitment to QSQS. The winner gets a trip to DisneyWorld.

    We are spending more time, effort and money on training our employees in credit underwriting, technology, QSQS and other important skills. We are committed to the premise that our staff must be motivated and trained if we are to build long-term relationships with our customers.

    Last year I told you that one measurement for banks is the efficiency ratio, which is the sum of net interest income (on a taxable equivalent basis) and non-interest income divided into non-taxable expense. Our efficiency ratio for 2001 was slightly over 48%, which means we spent 48 cents on non-interest expense for each dollar of income. The majority of the banks are in the 55% to 65% range – the lower the number, the better the result. Our employees work hard to have a very favorable efficiency ratio by growing without unreasonable increases in expenses. I am proud of their work in this area.

EFFICIENCY RATIO %

as of 12/31/01

65.00
60.00
55.00
50.00
45.00
40.00
35.00
30.00
ANB
Peer Group

    In 2002, we continue to have four bank-wide goals: (1) to increase our net interest income; (2) to increase our non-interest income; (3) to maintain our excellent efficiency ratio; and (4) to increase the number of households with multiple services.

Commitment to our Shareholders

    We realize that the corporation belongs to you, our shareholders and we work diligently to enhance the on-going value of your interest in it.

NET INCOME

$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
1997
1998
1999
2000
2001

    Our net income for 2001 was $9.415 million, a gain of 8.5% from the 2000 net income of $8.676 million. Earnings per share rose to $1.58 from $1.42 in 2000, an increase of 11.3%. Our stock repurchase plan contributed to our increase in earnings per share and that repurchase plan remains in place.

EARNINGS PER SHARE

(adjusted for stock split)

$1.60
$1.50
$1.40
$1.30
$1.20
$1.10
$1.00
$0.90
$0.80
1997
1998
1999
2000
2001

    Return on average assets (ROA) is one of the standards by which banking organizations are measured. Out ROA for 2001 was 1.69% and this keeps us in a category most consider as "high-performing". Another measurement is return on average equity (ROE) and our 2001 ROE was 14.49%. We continue to exceed the average ROA and ROE for the peer group of ten Virginia publicly-traded financial institutions with assets between $350 million and $1 billion. Our shareholder equity of $65.4 million, which represents 11.4% of total assets, exceeds the above peer group average. We continue to be considered by regulators as "well-capitalized", the highest capital classification given.

RETURN ON AVERAGE ASSETS (ROA) %

annualized as of 12/31/01

2.00
1.75
1.50
1.25
1.00
ANB
Peer Group

RETURN ON AVERAGE EQUITY (ROE) %

annualized as of 12/31/01

15.00
14.75
14.50
14.25
14.00
13.75
13.50
13.25
13.00
ANB
Peer Group

    We increased the 2001 dividend 12.8% over the 2000 dividend. Our closing stock price reported on the NASDAQ on December 31, 2001 was $18.70, compared to $14.50 on December 31, 2000. We were pleased with the response of the market last year in placing a higher value on our corporation and we plan to continue to promote the value of an investment in our stock.

DIVIDENDS
$0.70
$0.65
$0.60
$0.55
$0.50
$0.45
$0.40
$0.35
$0.30
1997
1998
1999
2000
2001

    While 2001 was a test for all of us, we believe 2002 will be equally challenging. However, I am confident that, with the commitment of our fine employees and our strong management team, we will continue to develop relationships, to grow, to increase earnings and to enhance shareholder value. I ask for your continued support.

Very truly yours,

Charles H. Majors

President & Chief Executive Officer